SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                      AMENDMENT TO CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


  Date of Report (Date of earliest event reported): August 5, 2004

                     Checkpoint Systems, Inc.
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        (Exact name of registrant as specified in its charter)


                          Pennsylvania
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     (State or other jurisdiction of incorporation or organization)



            1-11257                             22-1895850
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     (Commission File Number)        (I.R.S. Employer Identification No.)



        101 Wolf Drive, P.O. Box 188, Thorofare, New Jersey 08086
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                (Address of principal executive offices)


                            (856) 848-1800
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            (Registrant's telephone number, including area code)


                                  N/A
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          (Former name or address, if changed since last report)










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     Item 5.     Other Events
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     On August 5, 2004, the Registrant (the "Company") issued a press release announcing it reached a settlement agreement in the antitrust, tortious interference and unfair competition lawsuit brought by ID Security Systems Canada Inc. (ID Systems) and that it has revised its second quarter 2004 financial results.

Under the terms of the settlement agreement, Checkpoint paid $19.95 million today to ID Systems. Accordingly, Checkpoint has recorded a charge for the quarter ending June 27, 2004 in the amount of $14.87 million, net of tax, to reflect the settlement. After the effect of the charge, the Company recorded a net loss for the second quarter 2004 of $6.44 million, or $0.17 per diluted share. On July 27, 2004, Checkpoint reported net earnings of $8.43 million, or $0.22 per diluted share for the second quarter 2004. The revised second quarter financial results have been reported in the Company's second quarter Form 10-Q which is being filed with the Securities and Exchange Commission today.




     Item 7.     Financial Statements and Exhibits
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                 1. Exhibits

                    Press release dated August 5, 2004.





                            Signature
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     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2004

Checkpoint Systems, Inc.

/s/George W. Off
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Chairman and Chief Executive Officer

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              EXHIBIT INDEX
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EXHIBIT NO.      DESCRIPTION OF EXHIBITS
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    99           Press release dated August 5, 2004